Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Segment

Three Months Ended June 30, 2013

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,064	$ 904	$ 371	$ 163	$ 30	$ 218		$ (99)	$ 2,651

Cost of Sales and Other Expenses	(632)	(645)	(290)	(112)	(14)	(192)		79	(1,806)

Loss From Plant Closure	(200)	-	-	-	-	-		-	(200)

Depreciation & Amortization	(107)	(80)	(15)	(15)	(7)	(20)		(3)	(247)

Equity (Losses) Earnings Recorded Before Income Tax	-	-	-	-	(3)	11		-	8

Other Income (Expense), Net	9	3	-	(5)	5	2		12	26

Income (Loss) Before Interest & Tax (1)	134	182	66	31	11	19		(11)	432

Net Interest Expense (2)	(50)	(19)	(2)	(3)	(5)	(3)		(53)	(135)

Income Tax (Expense) Benefit	(12)	(45)	(17)	(2)	9	(6)		41	(32)

Equity (Losses) Earnings Recorded Net of Income Tax	-	-	(7)	8	-	-		-	1

(Earnings) Losses Attributable to Noncontrolling Interests	(7)	-	(6)	(8)	-	(1)		1	(21)

Earnings (Losses)	$ 65	$ 118	$ 34	$ 26	$ 15	$ 9		$ (22)	$ 245

Three Months Ended June 30, 2012

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 780	$ 720	$ 348	$ 118	$ 14	$ 198		$ (89)	$ 2,089

Cost of Sales and Other Expenses	(492)	(535)	(270)	(66)	(1)	(196)		69	(1,491)

Depreciation & Amortization	(119)	(90)	(14)	(15)	(3)	(22)		(3)	(266)

Equity Losses Recorded Before Income Tax	-	-	-	-	(2)	(290)	(3)	(1)	(293)

Other Income (Expense), Net	24	4	-	(4)	-	-		(6)	18

Income (Loss) Before Interest & Tax (1)	193	99	64	33	8	(310)		(30)	57

Net Interest (Expense) Income (2)	(40)	(18)	(2)	1	(2)	(11)		(38)	(110)

Income Tax (Expense) Benefit	(53)	(28)	(17)	5	18	128		65	118

Equity Earnings Recorded Net of Income Tax	-	-	-	8	-	-		-	8

(Earnings) Losses Attributable to Noncontrolling Interests	(5)	-	(7)	-	-	-		1	(11)

Earnings (Losses)	$ 95	$ 53	$ 38	$ 47	$ 24	$ (193)		$ (2)	$ 62

(1) Management believes "Income (Loss) Before Interest & Tax" is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest (Expense) Income includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

(3) Includes impairment loss of $300 million related to our investment in Rockies Express Pipeline LLC.

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Segment

Six Months Ended June 30, 2013

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 2,003	$ 1,887	$ 755	$ 331	$ 51	$ 471		$ (197)	$ 5,301

Cost of Sales and Other Expenses	(1,269)	(1,445)	(591)	(225)	(27)	(412)		171	(3,798)

Loss From Plant Closure	(200)	-	-	-	-	-		-	(200)

Gain on Sale of Asset	-	-	-	-	-	74		-	74

Depreciation & Amortization	(241)	(180)	(30)	(31)	(15)	(40)		(5)	(542)

Equity (Losses) Earnings Recorded Before Income Tax	-	-	-	-	(2)	20		-	18

Other Income, Net	20	7	3	4	5	4		20	63

Income (Loss) Before Interest & Tax (1)	313	269	137	79	12	117		(11)	916

Net Interest Expense (2)	(98)	(36)	(4)	(4)	(10)	(15)		(102)	(269)

Income Tax (Expense) Benefit	(63)	(69)	(34)	(28)	17	(39)		6	(210)

Equity (Losses) Earnings Recorded Net of Income Tax	-	-	(14)	19	-	-		-	5

Losses (Earnings) Attributable to Noncontrolling Interests	4	-	(14)	(9)	-	(1)		1	(19)

Earnings (Losses)	$ 156	$ 164	$ 71	$ 57	$ 19	$ 62		$ (106)	$ 423

Six Months Ended June 30, 2012

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,614	$ 1,600	$ 705	$ 254	$ 22	$ 467		$ (190)	$ 4,472

Cost of Sales and Other Expenses	(1,036)	(1,209)	(551)	(141)	(10)	(441)		149	(3,239)

Depreciation & Amortization	(231)	(177)	(27)	(31)	(6)	(45)		(6)	(523)

Equity Losses Recorded Before Income Tax	-	-	-	-	(1)	(279)	(3)	(1)	(281)

Other Income, Net	54	8	2	11	-	-		18	93

Income (Loss) Before Interest & Tax (1)	401	222	129	93	5	(298)		(30)	522

Net Interest Expense (2)	(77)	(35)	(8)	(2)	(6)	(20)		(72)	(220)

Income Tax (Expense) Benefit	(113)	(68)	(30)	(30)	35	126		81	1

Equity Earnings Recorded Net of Income Tax	-	-	-	19	-	-		-	19

Earnings Attributable to Noncontrolling Interests	(11)	-	(13)	-	-	-		-	(24)

Earnings (Losses)	$ 200	$ 119	$ 78	$ 80	$ 34	$ (192)		$ (21)	$ 298

(1) Management believes "Income (Loss) Before Interest & Tax" is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

(3) Includes impairment loss of $300 million related to our investment in Rockies Express Pipeline LLC.